As filed with the Securities and Exchange Commission on November 21, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONTO INNOVATION INC.
(Exact name of registrant as specified in its charter)

Delaware	94-2276314
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

16 Jonspin Road

Wilmington, Massachusetts 01887

(978) 253-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yoon Ah E. Oh

Senior Vice President, General Counsel and Corporate Secretary
16 Jonspin Road, Wilmington, Massachusetts 01887

(978) 253-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Joseph Conahan, Esq.

Andrew Alin, Esq.

Jonathan Ozner, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

ONTO INNOVATION INC.

Up to 641,771 Shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholder identified herein (the “Selling Stockholder”) of up to 641,771 shares (the “offered shares”) of common stock, par value $0.001 per share (“common stock”), of Onto Innovation Inc. (“Onto Innovation” or the “Company”), from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. Onto Innovation is not selling any shares of common stock under this prospectus, and Onto Innovation will not receive any of the proceeds from the sale of the offered shares.

The Selling Stockholder may offer and sell or otherwise dispose of the offered shares to or through one or more underwriters, dealers and agents, or directly to purchasers or other transferees, on a continuous or delayed basis. The price at which the Selling Stockholder may sell the offered shares will be determined by the prevailing market for the offered shares or in negotiated transactions that may be at prices other than prevailing market prices. See “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Stockholder may sell or otherwise dispose of the offered shares.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) and trades under the symbol “ONTO.” On November 20, 2025, the closing price for our common stock as reported on NYSE was $125.27 per share.

Investing in our common stock involves risks. You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission (the “SEC”) before you invest in our common stock. See “Risk Factors” on page 7.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2025.

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we are filing with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, using this prospectus and, if required, one or more prospectus supplements, the Selling Stockholder may, from time to time, offer and sell or otherwise dispose of the shares of common stock covered by this prospectus in one or more offerings.

This prospectus provides you with a general description of the shares of common stock that the Selling Stockholder may offer. Each time the Selling Stockholder sells offered shares, we may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectus and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should assume that the information appearing in this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not authorized anyone to provide you with any information other than contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you.

This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

In this prospectus, except as otherwise indicated, references to “we,” “us,” “our,” the “Company” and “Onto Innovation,” refer collectively to Onto Innovation Inc. and its consolidated subsidiaries.

Where You Can Find More Information

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

Our filings with the SEC are also available, free of charge, on or through our investor relations website at https://investors.ontoinnovation.com as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, other than the documents we have filed with the SEC that are expressly incorporated by reference into this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may obtain a copy of the registration statement through the SEC’s website.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

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our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, as filed on February 25, 2025;
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those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2025, for the 2025 annual general meeting of stockholders that are specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, as filed on February 25, 2025;
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our Quarterly Reports on Form 10-Q for the quarterly period ended March 29, 2025, as filed on May 8, 2025, the quarterly period ended June 28, 2025, as filed on August 7, 2025 and the quarterly period ended September 27, 2025, as filed on November 6, 2025;
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our Current Reports on Form 8-K filed with the SEC on April 1, 2025, May 21, 2025, June 12, 2025, June 16, 2025, June 30, 2025, July 11, 2025, October 10, 2025 (excluding Item 7.01) and November 17, 2025 (excluding Item 7.01);
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our Description of Securities set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 26, 2020, as filed on February 25, 2020, including any subsequently filed amendment or report updating such description; and
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our Form of Common Stock Certificate set forth in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 26, 2020, as filed on February 25, 2020, including any subsequently filed amendment or report updating such description.

We also incorporate by reference into this prospectus any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein) after the date of this prospectus and before the termination of the offering under this prospectus.

Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in any document incorporated by reference herein is accurate as of any date other than the date on the front cover of the applicable document.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into the documents requested. You should direct requests for documents to:

Onto Innovation Inc.
Attention: Investor Relations
16 Jonspin Road
Wilmington, Massachusetts 01887
Telephone: (978) 253-6200

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreement and are not intended to provide any other factual or disclosure information about the Company. The agreements may contain representations and warranties by the Company, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

Disclosure Regarding Forward-Looking Statements

Certain statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, of the Company are considered “forward-looking statements” or are based on “forward-looking statements,” including, but not limited to, those concerning:

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our business momentum and future growth;
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technology development, product introduction and acceptance of our products and services;
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our manufacturing practices and ability to deliver both products and services consistent with our customers’ demands and expectations and to strengthen our market position, including our ability to source components, materials, and equipment due to supply chain delays or shortages;
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the acquisition of Semilab USA;
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our expectations of the semiconductor market outlook;
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future revenue, gross profits, research and development and engineering expenses, selling, general and administrative expenses, and cash requirements;
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the anticipated effects of tariffs and trade disputes on our business and financial results;
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the effects of natural disasters or public health emergencies on the global economy and on our customers, suppliers, employees, and business;
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our dependence on certain significant customers and anticipated trends and developments in and management plans for our business and the markets in which we operate; and
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our ability to be successful in managing our cost structure and cash expenditures and results of litigation.

Statements contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein that are not purely historical are forward-looking statements and are subject to safe harbors under Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “plan,” “should,” “may,” “could,” “will,” “would,” “forecast,” “project” and words or phrases of similar meaning, as they relate to our management or us.

Forward-looking statements contained herein reflect our current expectations, assumptions and projections with respect to future events and are subject to certain risks, uncertainties and assumptions. Actual results may differ materially and adversely from those included in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond our control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; the effects of political, economic, legal, and regulatory changes or uncertainties, changes in U.S. tariff and trade policy and related retaliatory actions, the U.S. government shutdown and geopolitical conflicts on the Company’s global operations; the Company’s ability to adequately protect its intellectual property rights and maintain data security; the effects of natural disasters or public health emergencies on the global economy and on the Company’s customers, suppliers, employees, and business; its ability to effectively maneuver global trade issues and changes in trade and export regulations, tariffs and license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; and the Company’s ability to successfully integrate acquired businesses and technologies, including the business of Semilab USA and to realize the anticipated benefits of such acquisitions. Additional information and considerations regarding the risks faced by us are available in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2025, June 28, 2025 and September 27, 2025, respectively, which are incorporated by reference into this prospectus, and in the other filings that we make with the SEC from time to time.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this document, any applicable prospectus supplement and the documents incorporated by reference. These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update or revise these statements except as required by federal securities laws.

Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read carefully this entire prospectus and the documents incorporated by reference herein or therein, including the information set forth in the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference from our other filings with the SEC before making an investment decision.

Our Company

We are a worldwide leader in the design, development, manufacture and support of metrology and inspection tools for the semiconductor industry, including process control tools that perform optical metrology on patterned and unpatterned wafers, wafer macro-defect inspection, including macro-inspection of both 2D and 3D wafer features, wafer substrate and panel substrate lithography systems, and process control analytical software. Our products are primarily used by silicon wafer manufacturers, semiconductor integrated circuit fabricators, and advanced packaging manufacturers operating in the semiconductor market. Our products are also used for process control in a number of other specialty device manufacturing markets, including light emitting diodes, vertical-cavity surface-emitting lasers, micro-electromechanical systems, CMOS image sensors, silicon and compound semiconductor (SiC and GaN) power devices, analog devices, RF filters, data storage, and certain industrial and scientific applications.

This Offering

This prospectus relates to the possible resale of up to 641,771 shares of common stock (the “Stock Consideration”), which were issued by us to Semilab International Zrt. (the “Seller”) as partial consideration for our acquisition of all of the outstanding membership interests of Semilab USA LLC (“Semilab USA”) from the Seller (the “Semilab Acquisition”) pursuant to that certain Equity Purchase Agreement, dated as of June 27, 2025, and as amended by that certain Amendment to Equity Purchase Agreement, dated as of October 9, 2025 (the “Semilab Purchase Agreement”), by and among the Company, the Seller, Semilab USA and Semilab Zrt. As part of the Semilab Acquisition, we agreed to file the registration statement of which this prospectus forms a part to register the resale of the shares of common stock constituting the Stock Consideration by the Selling Stockholder.

The Selling Stockholder will determine when and how it sells or otherwise disposes of the shares of common stock offered in this prospectus, as described in “Plan of Distribution.” See “Selling Stockholder” for additional information concerning the Semilab Acquisition and the Selling Stockholder. We will not receive any of the proceeds from the sale of the shares of common stock being offered pursuant to this prospectus.

Risk Factors

Investing in our common stock involves risks. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, which is incorporated by reference into this prospectus, as well as those risk factors contained in any document that we file with the SEC after the date of this prospectus that is incorporated by reference herein or that may be included in any applicable prospectus supplement, before making a decision to invest in our common stock. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial could cause the market or trading price of our common stock to decline, or may otherwise materially harm our business, operating results and financial condition, and could result in a complete loss of your investment.

Use of Proceeds

We will not receive any proceeds from the sale of the offered shares by the Selling Stockholder. All shares of common stock offered by this prospectus are being registered for the account of the Selling Stockholder.

Selling Stockholder

References to the “Selling Stockholder” in this prospectus mean the entity listed in the table below.

This prospectus relates to the possible resale by the Selling Stockholder of up to 641,771 shares of common stock, which were issued by us to the Selling Stockholder as partial consideration for the Semilab Acquisition. On November 17, 2025 (the “Closing Date”), pursuant to the Semilab Purchase Agreement, we acquired Semilab USA in exchange for $432,310,000 in cash and 641,771 shares of our common stock, in each case, subject to customary purchase price adjustments following the closing.

Under the Semilab Purchase Agreement, among other things, subject to certain requirements and exceptions, we are required to file with the SEC, no later than 30 days following the Closing Date, a registration statement on Form S-3 to permit the public resale of all of the shares of our common stock constituting the Stock Consideration by the Selling Stockholder from time to time as permitted by Rule 415 under the Securities Act and to use our commercially reasonable efforts to keep such registration statement continuously effective until the earliest of (i) one year from the Closing Date, (ii) the Selling Stockholder ceases to hold any shares of our common stock constituting the Stock Consideration and (iii) the date all shares of our common stock constituting the Stock Consideration held by the Selling Stockholder may be sold without restriction pursuant to Rule 144 under the Securities Act. The filing of such registration statement and keeping such registration statement continuously effective in accordance with the above requirements is our only obligation in connection with the registration of the Stock Consideration.

The following table sets forth, as of the date of this prospectus, the entity name of the Selling Stockholder, the number of shares of common stock that the Selling Stockholder may offer pursuant to this prospectus and the number of shares of common stock owned by the Selling Stockholder prior to and after the offering. Solely for purposes of the table below, we have assumed that the Selling Stockholder will sell or otherwise dispose of all of the offered shares and will make no other purchases or sales of our common stock. We cannot predict when, or in what amount, the Selling Stockholder may sell or otherwise dispose of any of the shares offered in this prospectus, if at all. The Selling Stockholder (or any entity or person who has control over the Selling Stockholder) does not and did not have a position, office or other material relationship with us or any of our predecessors or affiliates in the past three years other than with respect to the Semilab Acquisition.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Sales Under this Prospectus	Percentage of Common Stock Beneficially Owned Prior to Sales Under this Prospectus	Shares of Common Stock Offered Under this Prospectus	Shares of Common Stock Beneficially Owned After All Sales Covered by this Prospectus	Percentage of Common Stock Beneficially Owned After All Sales Covered by this Prospectus
SEMILAB International Zrt.	641,771	1.31%	641,771	—	—%

Plan of Distribution

The offered shares are being registered to permit the Selling Stockholder (which as used herein means the entity listed in the table included herein under “Selling Stockholder”) to offer and sell or otherwise dispose of the offered shares from time to time after the date of this prospectus on any stock exchange, market or trading facility on which such shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

We will not receive any of the proceeds from the sale by the Selling Stockholder of the offered shares. Pursuant to the Semilab Purchase Agreement, each party thereto will bear its own costs and expenses incurred in connection with the Semilab Acquisition. As a result, the Selling Stockholder will pay any filing fees associated with the registration and sale of the offered shares and all other expenses incurred by the Selling Stockholder in connection therewith.

The Selling Stockholder, subject to any then-applicable limitation imposed by judgment, order, writ or decree of any government or government instrumentality having jurisdiction over the Selling Stockholder, may use any one or more of the following methods when disposing of the offered shares or interests therein:

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on the NYSE or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;
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an over-the-counter sale or distribution;
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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
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one or more underwritten offerings;
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block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or in cross trades in which the same broker acts as agent on both sides;
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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
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an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;
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privately negotiated transactions;
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short sales, whether through a broker-dealer or themselves;
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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
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through the distributions of the shares by any Selling Stockholder to its partners, members, managers, affiliates, stockholders, employees or directors;
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in option transactions; and
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in any combination of the above or by any other legally available means available to and requested by the Selling Stockholder.

In connection with the sale of shares of common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of common stock in the course of hedging the positions it assumes. The Selling Stockholder may also sell shares of common stock short and deliver these securities to close out its short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the offered shares, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder also may transfer the shares of common stock in other circumstances.

The Selling Stockholder also may resell a portion of the offered shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the Selling Stockholder meets the criteria and conforms to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Any underwriters, broker-dealers or agents that participate in the sale of shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of common stock may constitute underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with the Selling Stockholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To facilitate the offering of the shares of common stock offered by the Selling Stockholder, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option(s), if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Legal Matters

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon for Onto Innovation by Simpson Thacher & Bartlett LLP, New York, New York.

Experts

The consolidated financial statements of Onto Innovation appearing in Onto Innovation’s Annual Report (Form 10-K) for the year ended December 28, 2024, and the effectiveness of Onto Innovation’s internal control over financial reporting as of December 28, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by Onto Innovation expected to be incurred in connection with the issuance and distribution of common stock being registered hereby (other than underwriting discounts and commissions, if any). All of such expenses are estimates, other than the filing fees payable to the SEC.

SEC registration fee	$ 11,129
Accounting fees and expenses	25,000
Legal fees and expenses	75,000
Printing expenses	8,500
Transfer agent’s fees and expenses	0
Miscellaneous expenses	0
Total expenses	$ 119,629

Item 15. Indemnification of Directors and Officers.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. The indemnification provisions of the DGCL require indemnification of a director or officer who has been successful on the merits in defense of any action, suit or proceeding that he was a party to by virtue of the fact that he is or was a director or officer of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person, and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our amended and restated certificate of incorporation and amended and restated bylaws each provide that we shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, each director or officer who is or was made a party, threatened to be made a party, or otherwise involved in any action, suit or proceeding, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, or of a partnership, joint venture, trust enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection therewith. The Company's amended and restate bylaws further provide that indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

We are currently party to indemnification agreements with certain of our directors and executive officers (the “Indemnitees”). Such indemnification agreements provide, among other things, that, subject to the limitations of such agreements, to the fullest extent permitted by Delaware law, the Company shall indemnify an Indemnitee who was or is a party to or witness, affiant or deponent in or is threatened to be made a party to or witness, affiant or deponent in any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative, legislative, or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution (and including any appeal of any of the foregoing) by reason of the Indemnitee's service for the Company or any subsidiary or affiliate of the Company as a director, officer, employee, attorney, trustee, manager, member, partner, consultant, member of any entity's governing body (whether constitute as a board of directors, board of managers, general partner or otherwise) or other agent or fiduciary of the Company or a subsidiary or affiliate of the Company, or by reason of anything done or not done, or any act or omission, by the Indemnitee in any such capacity. Where indemnification in accordance with the indemnification agreements is unavailable to an Indemnitee, the indemnification agreements also provide for the Company to contribute to the payment of the Indemnitees’ losses to the fullest extent permitted by law. The indemnification agreements also provide for, among other things, advancement of expenses. From time to time in the future, we may enter into indemnification agreements with additional Indemnitees.

We maintain directors’ and officers’ liability insurance which covers certain liabilities and expenses of our directors and officers and covers us for reimbursement of payments to our directors and officers in respect of such liabilities and expenses.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:

•
for any breach of the director’s duty of loyalty to the corporation or its stockholders;
•
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•
under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or
•
for any transaction from which the director derived an improper personal benefit.

Our amended restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

The foregoing summaries are necessarily subject to the complete text of the DGCL, our certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description
1.1*	Form of Underwriting or Purchase Agreement.
4.1

Amended and Restated Certificate of Incorporation of Onto Innovation Inc., dated October 25, 2019, incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on October 28, 2019 (File No. 001-39110).

4.2

Amended and Restated Bylaws of Onto Innovation Inc., dated January 22, 2020, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on January 27, 2020 (File No. 001-39110).

4.3

Description of Securities, incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020 (File No. 001-39110).

4.4

Form of Common Stock Certificate, incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020 (File No. 001-39110).

5.1**	Opinion of Simpson Thacher & Bartlett LLP.
23.1**	Consent of Ernst & Young LLP (independent registered public accounting firm).
23.2**	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this Registration Statement).
107**	Filing Fee Table.

* To be filed, if necessary, by amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.

** Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Massachusetts, on November 21, 2025.

ONTO INNOVATION INC.

By: /s/ Yoon Ah Oh
Name Yoon Ah Oh
Title: Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Michael P. Plisinski, Brian Roberts and Yoon Ah Oh, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including all post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael P. Plisinski	Chief Executive Officer (Principal Executive Officer)	November 21, 2025
Michael P. Plisinski
/s/ Brian Roberts	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 21, 2025
Brian Roberts
/s/ Stephen D. Kelley	Director	November 21, 2025
Stephen D. Kelley
/s/ Susan D Lynch	Director	November 21, 2025
Susan D. Lynch
/s/ David B. Miller	Director	November 21, 2025
David B. Miller
/s/ Stephen S. Schwartz Stephen S. Schwartz	Director	November 21, 2025

Signature	Title	Date
/s/ Christopher A. Seams	Director	November 21, 2025
Christopher A. Seams
/s/ May Su	Director	November 21, 2025
May Su